                                                                   EXHIBIT 10.17


     THIS LEASE is made this 10th day of April, 1996, between COLLEGE ROAD ASSOCIATES, LIMITED PARTNERSHIP, having an office at 2 Research Way, Princeton NJ 08540, hereinafter called "Landlord", and Voxware, Inc. with an office located at 305 College Road East, Princeton, New Jersey 08540, hereinafter called "Tenant".

                               LEASE OF PREMISES

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises (the "Premises") as set forth in Items 1 of the Basic Lease Provisions and as shown in the drawings attached hereto as Exhibit "A" being located on the floor indicated in that certain office building (the "Building") and on that certain lot (the "Parcel") together hereinafter referred to as (the "Project") being located at 305 College Road East, Township of Plainsboro, County of Middlesex, State of New Jersey.

                             BASIC LEASE PROVISIONS

 1.  Location of Premises:               305 College Road East
                                         Princeton, New Jersey 08540
 2.  Rentable Area of Premises:          18,000 rentable square feet
 3.  Tenant's Percentage Share:          34.26% (18,000/52,544)
 4.  Base Project Operating Expenses:    Those incurred in 1996
 5.  Base Project Property Taxes:        Those incurred in 1996
 6.  Basic Annual Rent:                        Year 1 @ $83,125.00 (Based on
                                               full rental abatement for months
                                               1-3, and $18.00 x 6,157 sf months
                                               4-12)
                                               Year 2 @ $216,000.00 (Based on
                                               $18.00 x 12,000 sf)
                                               Years 3-7 @ $383,400.00 per year
                                               (Based on $21.30 x 18,000 sf)
 7.  Basic Monthly Rental Installments:  Months 1-3 - Free
                                               Months 4-12 @ $9,236.11 per month
                                               Months 13-24 @ $18,000.00 per
                                               month
                                               Months 25-84 @ $31,950.00 per
                                               month
 8.  Term:                                     Seven (7) years
 9.  Commencement Date:                  Upon issuance of Temporary Certificate
                                               Occupancy (T.C.O.)
10.  Security Deposit:                         $54,000.00 to be deposited at
                                               Lease signing; plus a Letter of
                                               Credit in the amount of
                                               $300,000.00 (see Paragraph 4)
11.  Parking Spaces:                           72 (based on four spaces per
                                               1,000 rentable square feet
                                               leased)
12.  Broker(s):                                Commercial Property Network, Inc.
13.  Permitted Use:                      General Office
14.  Addresses for Notices:
           LANDLORD                                TENANT
     College Road Associates,                      Voxware, Inc.
     Limited Partnership                    305 College Road East

     2 Research Way                         Princeton, NJ 08540
     Princeton, NJ 08540

A copy of all notices to Landlord shall also be sent to the address above.

     15.  All payments under this Lease shall be payable and sent to:

                               College Road Associates
                                 Lock Box P.O. 19503
                                Newark, NJ 07195-0503

          or such other payee or address as Landlord may designate.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing and Paragraphs 1 through 47 which follow, together with Exhibits A through E, inclusive, incorporated herein by this reference as of the date first above written.

                                 College Road Associates,
                                 Limited Partnership

                                 By:   Z Forrestal Center, L.P.,
                                       Managing General Partner

                                 By:   Z Forrestal Corp.,
                                       General Partner

                                 By:
                                     -----------------------------
                                 Name:     John Zirinsky
                                 Title:      President
                                           Voxware, Inc.

                                 By:
                                     -----------------------------
                                 Name:
                                 Title:

                               TABLE OF CONTENTS

          PARAGRAPH                                         PAGE
1.    Commencement Date and Term                            5
2.    Basic Annual Rent                                     5
3.    Additional Rent                                       6-11
4.    Security Deposit                                      11-12
5.    Repairs                                               12
6.    Improvements and Alterations                          13-14
7.    Liens                                                 14
8.    Use of Premises                                       14-16
9.    Utilities and Services                                16-18
10.   Rules and Regulations                                 19
11.   Taxes on Tenant's Property                            19
12.   Substituted Premises                                  19-20
13.   Fire and Casualty                                     20
14.   Eminent Domain                                        20-21
15.   Assignment and Subletting                             21-23
16.   Landlord's Access to Premises                         23
17.   Subordination; Attornment; Estoppel Certificates      23-24
18.   Sale by Landlord                                      24
19.   Indemnification of Landlord and Insurance             24-26
20.   Waiver of Subrogation                                 26
21.   No Waiver                                             26-27
22.   Default                                               27-29
23.   Right of Landlord to Cure Tenant's Default            29-30
24.   Notices                                               30
25.   Insolvency or Bankruptcy                              30
26.   Surrender and Holdover                                30-31
27.   Condition of Premises                                 31
28.   Quiet Enjoyment                                       31
29.   Limitation of Landlord's Liability                    31-32
30.   Governing Law                                         32
31.   Common Facilities                                     32
32.   Successors and Assigns                                32
33.   Brokers                                               33

34.   Name                                                  33
35.   Examination of Lease                                  33
36.   Additional Charges                                    34
37.   Marginal Headings                                     34
38.   Prior Agreements; Severability                        34
39.   Parking                                               34
40.   Authority                                             35
41.   No Light, Air or View Easement                        35
42.   Force Majeure                                         35
43.   Attornment                                            35
44.   Common Area Maintenance Cost                          36
45.   Notice Regarding Tenant's Move In or Out              36
46.   First Option to Renew                                 36
47.   Second Option to Renew                                36-37
48.   Expansion                                             37-38

                   Exhibit "A"          Floor Plan(s)
                   Exhibit "B1"         Landlord's Work Letter
                   Exhibit "B2"         Building Standard Work Letter
                   Exhibit "C"          Commencement Date Memorandum
                   Exhibit "D"          Rules and Regulations
                   Exhibit "E"          Janitorial Specifications
                   Exhibit "F"          Letter of Credit

                          COMMENCEMENT  DATE AND TERM
                                  PARAGRAPH 1

     (A) The term of this Lease shall be as shown in Item 8 of the Basic Lease Provisions and shall commence upon the issuance of a Temporary Certificate of Occupancy (T.C.O.) or such earlier date as Tenant takes possession or commences use of the Premises for the conduct of Tenant's business. Such date of commencement, hereinafter the "Commencement Date", shall be confirmed by Landlord and Tenant by execution of a "Commencement Date Memorandum" in a form substantially similar to Exhibit "C".

     (B) Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Demised Premises to Tenant on said Commencement Date, then Landlord shall not be subject to any liability therefor; nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, provided that Tenant shall not be obligated to pay Rent (except a sum equal to the first Basic Monthly Rental Installment) until possession of the Premises is rendered to Tenant.

       Provided that this Lease has been signed by both Landlord and Tenant by April 1, 1996, Tenant may terminate this Lease and have no liability pursuant to this Lease if the Commencement Date has not occurred by October 31, 1996; except if the reason the Commencement Date has not occurred is Tenant's fault or has been caused by Force Majeure as defined in Paragraph 42.

     If the Lease is so terminated, Landlord will refund to Tenant any sums Tenant has paid to Landlord on account of this Lease.

                               BASIC ANNUAL RENT
                                  PARAGRAPH 2

     (A) Tenant agrees to pay as Basic Annual Rent for the Premises the initial sum shown in Item 6 of the Basic Lease Provisions. Except for months when this Lease is not in effect for the full calendar month (partial month), the Basic Annual Rent shall be payable in U.S. currency in equal monthly installments, hereinafter sometimes referred to as "Basic Monthly Rental Installments", in advance without notice, deduction, demand, offset, or abatement. Basic Monthly Rental Installments shall be in the initial sum shown in Item 7 of the Basic Lease Provisions. Payment of Basic Annual Rent shall commence on the Commencement Date (except that the first month's rent shall be due upon the signing of this Lease), and continue on the first day of each calendar month thereafter except that Basic Rent for any partial month during the term hereof shall be prorated in the proportion that the number of days this lease is in effect during such partial month bears to the number of days in that calendar month, and shall be paid at the commencement of such partial month, and except further that the Basic Monthly Rental Installment for the first full calendar month of this Lease for which an installment of Basic Annual Rent is due will be paid on execution hereof.

     (B) In addition to the Basic Annual Rent stipulated herein, Tenant covenants and agrees to pay Landlord without offset or deduction as additional Rent, hereinafter "Additional Rent", all other sums and charges which are to be paid by Tenant pursuant to the terms of this Lease. Except as otherwise provided in this Lease, Additional Rent shall be due and payable on the first day of the month following the date on which Tenant is given notice that Additional Rent is due. Rent means Basic Annual Rent and Additional Rent.

                                ADDITIONAL RENT
                                  PARAGRAPH 3

     (A) For each calendar year during the term of this Lease, Tenant agrees to pay as items of Additional Rent for the Premises, Tenant's "Percentage Share" (being the percentage indicated in Item 3 of Basic Lease Provisions) of all increases in "Project Operating Expenses" and "Project Property Taxes" (as hereinafter defined) incurred by Landlord in the operation of the Building or Project over the Base Project Operating Expenses and Base Project Property Taxes as stipulated in Items 4 and 5 respectively in the Basic Lease Provisions, except that Tenant shall not pay any increases over the Base Project Operating Expenses and the Base Project Property Taxes until the thirteenth (13th) month of the term of this Lease.

     (B) The items of Additional Rent contemplated under subparagraph 3(A) shall be calculated in accordance with the following procedures:

         (i) Except for during the first twelve (12) months of the term of this Lease, each December during the term hereof or as soon thereafter as practical, Landlord shall give Tenant written notice of Landlord's estimate of any amounts payable under subparagraph 3(A) above for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay Landlord without further notice 1/12 (One-twelfth) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the then applicable rental until the month after such notice is given. If at any time or times it appears to Landlord that the adjusted amounts payable under subparagraph 3(A) for the current calendar year will exceed its estimate, Landlord may, by notice to Tenant, revise its estimate for such year. Subsequent payments by Tenant for such year shall be based upon such revised estimate.

         (ii) Except for during the first twelve (12) months of the term of this Lease, within ninety (90) days after the close of each calendar year or as soon thereafter as is practical, Landlord shall deliver to Tenant a statement of the annual adjustment of those Additional Rent items made pursuant to subparagraph 3(A) for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund or credit such excess to Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payment for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

         (iii) The Additional Rent due under the terms and conditions of this Paragraph 3 shall survive termination of this Lease for a period of two (2) years, shall be payable by Tenant without any setoff or deduction, and shall be computed by Landlord on a prorated basis for any period less than a full calendar year.

         (iv) Anything to the contrary contained in this Paragraph 3 notwithstanding, if the average occupancy of the Building is less than ninety-five (95%) percent during the Base Year hereinafter defined, then Landlord shall make a determination ("Landlord's Determination") of what the Project Operating Expenses for such year would have been if during the entire year the average tenant occupancy of the Building were ninety-five (95%) percent. Landlord's Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Project Operating Expenses for the Base Year. Landlord shall notify Tenant of Landlord's Determination within ninety (90) days following the last day of the Base Year. Thereafter, if for any subsequent Lease Year the average tenant occupancy of the Building is below ninety-five (95%) percent, the Project Operating Expenses for any such year shall be adjusted by Landlord to the amount that such Project Operating Expenses would have been if the average tenant occupancy during that year had been ninety-five (95%) percent. The term Base Year means the twelve (12) month period during which Base Project Operating expenses are calculated.

     (C)  Definitions:

          (i) The term "Project Operating Expenses" as used herein shall include all costs of operation and maintenance of the Project for each calendar year as determined by generally accepted accounting principles consistently applied. Project Operating Expenses shall, by way of illustration but not limitation, include water and sewer charges, insurance premiums, license, permit, and inspection fees, fuel, heat, light, power (except for electricity charged directly to the Premises and other rental space on the Project), steam, janitorial and security services, labor, salaries, air conditioning, landscaping maintenance and repair of the Building and driveways, parking structures and surface parking areas, ice and snow removal, supplies, materials, equipment, tools, property management fees, office costs, and the cost incurred in contesting the validity of Project Property Taxes. Landlord agrees to limit the profit it charges on Project Operating Expenses to an amount not to exceed ten percent (10%) for its overhead and ten percent (10%) for profit. Project Operating Expenses shall also include but not be limited to the cost of any capital improvements made to the Building by Landlord that reduce Project Operating Expenses or that are required under any governmental law or regulation not previously applicable to the Building or not in effect at the time it was constructed. Such capital cost shall be amortized over the useful life of such items with a return on capital at the then current prime interest rate of the largest national bank in New York City or at such higher rate as may have been paid by Landlord on the funds borrowed for the purpose of purchasing such capital improvements. In no event shall Project Operating Expenses ever be less than Base Project Operating Expenses stipulated in Item 4 of Basic Lease Provisions.

               (a) Notwithstanding anything to the contrary in the definition of Operating Expenses set forth above, Operating Expenses shall not include the following:

               (i) Costs, incurred with respect to the installation of other occupants' improvements in the Building or incurred in renovating, decorating, painting or redecorating vacant space for other occupants in the Building;

               (ii) Leasing commissions and attorneys' fees in connection with the negotiation and preparation of leases, subleases or assignments with present or prospective tenants or other occupants of the Building;

               (iii) Costs (including in connection therewith all attorneys' fees and costs of settlement judgements and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building;

               (iv) Advertising and promotional expenditures and marketing costs;

               (v) Interest, principal, points and fees on debts or any mortgage encumbering the Building;

               (vi) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

               (vii) Costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers or materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

               (viii) Costs incurred by Landlord due to the violation by Landlord or any tenant other than Voxware of the terms and conditions of any lease of space in the Building;

               (ix) Items considered capital improvements, repairs, replacements, and equipment under generally accepted accounting principles consistently applied or otherwise ("Capital Improvements"), except for (1) the annual amortization (amortized over the useful life) of costs, including financings costs, if any, incurred by Landlord after the Commencement Date for any Capital Improvements installed or paid for by

               Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Commencement Date; (2) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, or any equipment, device or Capital Improvements purchased or incurred as a labor-saving measure.

               (x) Costs incurred to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;

               (xi) Costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof, unless caused by Tenant;

               (xii) The cost of electric power used by any other tenant or occupant in the Building;

               (xiii) Rentals and other related expenses incurred in leasing HVAC systems or elevators ordinarily considered to be Capital Improvements, except for (1) expenses in connection with making minor repairs on or keeping Building systems in operation while minor repairs are being made, and
               (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar service;

               (xiv) Costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof;

               (xv) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

               (xvi) Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of any retail and restaurant operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs which would have been incurred had the retail and/or restaurant space been used for general office purposes;

               (xvii) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

               (xviii) Any ground lease rental(it is understood that Tenant pays its share of the common area maintenance cost referred to in Paragraph 44 of this Lease);

               (xix) Costs for which Landlord has been compensated by a management fees in excess of those management fees which are normally and customarily charged by comparable landlords of comparable buildings;

               (xx) Costs arising from Landlord's charitable or political contributions; and

               (xxi) Costs incurred in the sale or refinancing of the Building.

          (b) Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Expenses, such statement shall be itemized on a line item by line item basis, showing the applicable expenses for the applicable year.

          (c) In the event any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis.

          (ii) The term "Project Property Taxes" as used herein shall include all real estate taxes or personal property taxes and other taxes, charges and assessments, unforeseen as well as foreseen, which are levied with respect to the Project and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building or on the Project and used in connection with the operation of the Project for each calendar year and shall include any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Paragraph 11, and shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however, denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises and Project, excepting only net income taxes. In no event shall Project Property Taxes ever be less than Base Project Property taxes stipulated in Item 5 of Basic Lease Provisions.

     (D) Unless Tenant takes written exception to any item in the statement referred to in subparagraph 3(B)(ii) within forty-five (45) days after the furnishing of the statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant. If Tenant shall dispute in writing any specific item, or items in the statement of Project Operating Expenses and Project Property Taxes, and such dispute is not resolved between Landlord and Tenant within sixty (60) days after the date the statement was rendered, either party may, during the thirty (30) days next following the expiration of the sixty (60) days, refer such disputed item or items to any independent certified public accountant selected by Landlord, for a determination. Pending the determination of any dispute with respect to the statement submitted by Landlord, Tenant shall pay when due the sums shown as due on such statement. If it shall be determined that any portion of such sums were not properly chargeable to Tenant, then Landlord shall credit or refund the appropriate sum to Tenant. The costs for the accountant's review and determination will be borne by Landlord if it is determined that Landlord's original calculation of both Project Property Taxes and Project Operating Expenses was in error by more than five (5%) percent, otherwise such costs will be borne by Tenant.

     (E) As one of the items of Additional Rent, payable monthly, Tenant shall also pay to Landlord the full cost of Tenant's consumption of electricity, except for heating and air conditioning as provided in subparagraph 9(A)(ii), as determined in accordance with Paragraph 9.

     (F) The Basic Annual Rent plus Additional Rent are sometimes collectively referred to as "Rent".

                                SECURITY DEPOSIT

                                  PARAGRAPH 4

     Tenant has paid or agrees to pay Landlord such sum(s) as are set forth in
Item 10 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Unless required by law, Landlord shall not be required to keep said Security Deposit separate from its general funds and Tenant shall not be entitled to receive interest thereon. In no instance shall the amount of such Security Deposit be considered a measure of liquidated damages. If Tenant defaults with respect to any provision of this Lease, including but not limited to, the provisions relating to the payment of Rent or the surrender of the Premises in accordance with the terms hereof upon the termination of the Lease, Landlord may, but shall not be required to use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default including, without limitation, costs and attorneys' fees incurred by Landlord. If any portion of said deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default hereunder by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the

Security Deposit, or any balance thereof, shall be returned to Tenant (or at Landlord's option, to the permitted assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease term and after Tenant has vacated and delivered possession of the Premises to Landlord in accordance with the provisions of this Lease. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, such Security Deposit shall be deemed to have been applied first to the payment of Rent and other charges due Landlord for all periods prior to filing of such proceedings. In addition to the fifty-four thousand dollar ($54,000.00) Security Deposit set forth in Item 10 of the Basic Lease Provisions, Tenant shall post a Letter of Credit in the form of Exhibit "F" in the amount of $300,000.00. Beginning on the fourth year(thirty-seventh month) of this Lease, and at the beginning of each successive year thereafter, Tenant shall deliver to Landlord a revised Letter of Credit with the face amount of each such Letter adjusted such that for the fourth year of this Lease the amount shall be $225,000.00, the beginning of the fifth year the amount shall be $150,000.00, and for years six (6) and seven (7) the amount shall be $75,000.00. The Irrevocable Letter of Credit must be renewed sixty (60) days prior to its expiration date for each year of this Lease.

                                    REPAIRS

                                  PARAGRAPH 5

     (A) Subject to Paragraph 5(B), Landlord shall cause all necessary repairs to be made to the exterior doors, windows, corridors and other common areas of the Building and the Project and Landlord shall cause the Building and the Project to be kept in a safe, clean and neat condition and shall use reasonable efforts to keep all equipment used in common with other tenants (such as elevators, plumbing, heating, air conditioning and similar equipment) in good condition and repair. Except as provided in Paragraph 13 hereof, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Project or in or to fixtures, appurtenances and equipment therein or thereon.

     (B) Tenant agrees that all repairs to the Premises not required above to be made by Landlord and all decorating, remodeling, alteration and painting required by Tenant during the term of this Lease, if approved by Landlord, shall be made by Landlord at the sole cost and expense of Tenant; provided however, that the cost of Landlord's contractors must be competitive with contractors of similar size and reputation doing work in the Princeton Forrestal Center.
Tenant will pay for any repairs to the Premises, the Building or the Project made necessary by any negligence or willful acts or omissions of Tenant or its assignees, subtenants, employees or their respective agents or other persons permitted in the Building or on the Project by Tenant, or any of them (except to the extent that proceeds from insurance carried by Landlord provide funds to pay for such repairs), and Tenant will maintain the Premises, and, upon termination of this Lease, will leave the Premises in a safe, clean, neat and sanitary condition (normal wear and tear excepted).

                         IMPROVEMENTS AND ALTERATIONS

                                  PARAGRAPH 6

     (A) Landlord's sole construction obligation under this Lease is as set forth in the Work Letter attached hereto as Exhibit "B-1" and incorporated herein by reference.

     (B) Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building or Project, and upon giving Tenant reasonable notice thereof, to change the name, number or designation by which the Building or the Project is commonly known, provided that Landlord shall minimize interference with Tenant's use of the Premises.

     (C) The alterations, additions or improvements to or of the Premises or any part thereof referred to in this subparagraph (6) do not include the initial tenant improvements. Tenant shall not make or cause to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's prior written consent. Any such alterations, additions or improvements to the Premises consented to by Landlord shall at Landlord's option be made by Landlord for Tenant's account and Tenant shall pay Landlord for the costs thereof (including a charge of ten percent (10%) for overhead and ten percent (10%) for profit) within ten (10) days after receipt of Landlord's statement. All such alterations, additions and improvements shall (without compensation to Tenant) at Landlord's option become Landlord's property (except movable furniture and trade fixtures) and at the end of the term hereof, shall remain on the Premises unless Landlord elects by notice to Tenant to have Tenant remove same, in which event Tenant shall promptly restore the Premises to their condition prior to the installation of (i) such alterations, additions and improvements, and (ii) equipment of any nature. Further, Landlord may elect by notice to Tenant to have Tenant remove not only Tenant's alterations, additions and improvements, but also any items of Tenant's equipment including but not limited to movable furniture, trade fixtures, office equipment and any cafeteria equipment. Any such equipment not removed from the Premises at the end of the term hereof shall at the option of the Landlord become Landlord's property without payment of any consideration therefor. The removal of any such equipment and any alterations, additions and improvements which Landlord elects Tenant to remove will be accomplished by Tenant prior to the expiration of the term of this Lease and if not done, Tenant will be deemed a tenant at sufferance pursuant to Paragraph 26. If Tenant does not perform such removal, Landlord may remove, destroy, store or otherwise dispose of such alterations, additions, improvements and equipment, whether or not Landlord takes title thereto. In addition, Tenant will pay (i) all Landlord's costs of removing, disposing or destroying any such alterations, additions, improvements and equipment whether or not Landlord takes title thereto, that Tenant is supposed to remove, which Tenant does not remove, and (ii) Landlord's cost to restore the Premises to their condition prior to the installation of any alterations, additions, improvements and equipment of any nature referred to in subdivision (i) of this sentence. Such costs will include Landlord's fees and expenses in collecting such costs and interest on such costs at the rate of fourteen (14%) percent per annum. Tenant will pay to Landlord Landlord's costs of storage of any equipment which Tenant is supposed to remove pursuant to this paragraph that Tenant does not remove. Further, Landlord reserves and shall have right of access to the Premises at any time within ninety (90) days prior to any projected termination of this Lease to inspect the Premises to determine alterations, additions, improvements and equipment Landlord desires Tenant to remove. This right of access is in addition to Landlord's right of access set forth in Paragraph 16 hereof.

                                     LIENS

                                  PARAGRAPH 7

     Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein or by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith, shall create automatically an obligation of Tenant to pay an equivalent amount as Additional Rent, which Additional Rent shall be payable by Tenant on Landlord's demand with interest at the rate of twelve percent (12%) per annum until paid. For purposes of this Paragraph 7, "liens" shall include, but not be limited to, lien claims filed under the "Construction Lien Law".

                                USE OF PREMISES

                                  PARAGRAPH 8

     Landlord represents and warrants that on the Commencement Date the Premises shall be in compliance with all applicable laws and codes. Tenant shall use the Premises only as set forth in Item 13 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall comply with all laws and covenants and restrictions of record affecting use of the Premises, and shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire rating bureau or any other organization performing a similar function. Tenant shall upon demand reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this paragraph. Such reimbursement shall not be Landlord's exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful, or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     Upon the expiration, or early termination of the Term of this Lease or the permanent assignment of this Lease, or subletting of the Premises, or cessation or transferring of Tenant's operations at the Premises, or upon any action or non-action of Landlord including a sale of the Building in which the Premises are located, Tenant, if its operations are subject to the Environmental Clean-up Laws hereinafter defined, shall comply, at Tenant's own expense, except as hereinafter stated, and with diligence, with the Industrial Site Recovery Act, 1993 N.J. Law's Chapter 139, the regulations promulgated thereunder and any successor legislation and regulations(collectively "Environmental Clean-up Laws"). Tenant, if its operations are subject to the Environmental Clean-up Laws shall, at Tenant's own expense, except as hereinafter stated, make prompt submissions to, provide all information to and comply with all requirements of the Industrial Site Evaluation Element ("ISEE") or its successor of the New Jersey Department of Environmental Protection or its successor ("NJDEP") arising out of the expiration, termination, assignment, subletting or transferring of Tenant's operation at the Premises or arising out of any action or non-action of the Landlord including the sale of the Building in which the Premises are located. If Landlord's actions or non-actions including a sale of the Building in which the Premises are located necessitate compliance with Environmental Clean-up Laws, Landlord, at its expense, will make the submissions to NJDEP or any of its elements in order to obtain a statement of non-applicability or negative declaration, but Tenant whether or not it is subject to Environmental Clean-up Laws, will cooperate with Landlord to aid in the making of Landlord's submission by providing information and signing such documents as are necessary for Landlord to make its submission. Clean-up expenses or the making up of any clean-up plan or remedial action work plan, or sampling plan or the taking of any corrective action to comply with Environmental Clean-up Laws and expenses therefore, will be borne by the party whose actions or failure to act necessitated the clean-up.

     Each party shall, within a reasonable time and receipt of same, furnish to the other party true and complete copies of all documents, submissions, correspondence and oral or written reports, directives, correspondence and oral or written communications by ISEE to the recipient party. Each party shall also promptly furnish to the other party true and complete copies of all sampling and test results and reports obtained and prepared from samples and tests taken at and around the Premises that is obtained by the party first obtaining the results and reports.

     Tenant shall immediately and diligently cause any and all Hazardous Materials it, its agents, employees, invitees or licensees released in, onto or under or disposed from the Premises during the Term of the Lease to be removed in compliance with all applicable laws, rules, ordinances and regulations and all conditions resulting therefrom to be remediated in compliance with all applicable laws, rules, ordinances and regulations and the Premises restored to their condition without said Hazardous Materials as quickly as possible.

     Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any release or discharge of Hazardous Materials at the Premises which occur during the term of the Lease as a result of the acts of Tenant, its invitees or licensees; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information to NJDEP or the Landlord as appropriate make all submissions other than those Landlord is required to make as provided herein, and take all actions required by the NJDEP or any of its divisions.

     Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, lawsuits, liabilities, losses, damages and expenses (including, but not limited to, reasonable attorneys' fees arising by reason of any of the aforesaid or any action against the Landlord under this indemnity) arising directly or indirectly from, out of or by reason of (i) any spills or discharges of toxic or Hazardous Materials at the Premises or Project which occur prior to or during the term of this Lease caused by Landlord, its employees, agents or invitees; or (ii) any pre-existing conditions including underground tanks, which are the subject of federal, state or local environmental laws.

     Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any releases or discharges of Hazardous Materials at the Premises which occur as a result of the acts of Tenant, its invitees or licensees. Tenant's failure to abide by the terms of this Paragraph shall be restrainable by injunction.

                            UTILITIES AND SERVICES

                                  PARAGRAPH 9

     (A) Provided there has not occurred a material default and breach as defined in Paragraph 22 that is continuing, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth below:

          (i) Landlord shall provide automatic elevator facilities from 8 A.M. to 6 P.M., Monday through Friday (legal holidays excepted) and shall have at least one elevator available for use at all other times.

          (ii) From 8 A.M. to 6 P.M., Monday through Friday (legal holidays excepted), Landlord shall ventilate the Premises and furnish heat or air conditioning when it is required for the comfortable occupancy of the Premises during such days and hours, subject to any governmental requirements or standards relating to, among other things, energy conservation. Upon request and reasonable notice, Landlord shall make available at Tenant's expense after-hours heat or air conditioning. Overtime use of the HVAC system(s) to be controlled by Tenant via override timer and running hour meter, and the cost thereof shall be $16.13 per hour, based upon the current utility rates.

          (iii) Landlord shall furnish to the Premises at all times, subject to interruptions beyond Landlord's control and subject to subparagraph 3(E), electric current in accordance with the Building Standard office lighting and receptacle. At no time shall Tenant's use of electric current exceed the capacity of the feeders to the Building or the risers or wiring installation. Except for the initial Tenant Improvements, Tenant shall not install or use or permit the installation or use of any mainframe computer in the Premises without the prior written consent of Landlord.

          (iv) Landlord shall furnish the Premises with water for drinking and lavatory purposes only.

          (v) Landlord shall provide janitorial services to the Premises, comparable to such services provided in other first class office buildings in the vicinity, provided that the said other office buildings are used exclusively as offices, and provided further that the Premises are kept in good order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices (one waste paper basket at each desk per day).

          (vi) Landlord shall replace, as necessary, the fluorescent tubes in the standard lighting fixtures installed by Landlord. Tenant agrees to reimburse Landlord upon demand for the cost at commercially reasonable rates of such fluorescent tubes and ballast and the labor and overhead for their installation. Initial installation of fixtures will be warranteed for one year for lamps and ballast.

     (B) Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electric current (except for electricity paid under subparagraph (E) Paragraph 3 and water), provided by Landlord by reason of any use of the Premises at any time other than the hours of 8 A.M. to 6 P.M. Monday through Friday (excluding legal holidays) or any use beyond that which Landlord agrees to furnish as described above. The following clauses (i) through (iv) apply to electrical consumption, electric energy and the public utility rate schedule for the supply of electric current to the Building.

          (i) All electric consumption for the sole use of the Tenant shall be separately sub-metered (the cost of such sub-meter to be part of the initial Tenant Improvement Installation).

          (ii) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord.

          (iii) Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises. If Tenant requires capacity in excess of the capacity of the electrical conductors and equipment serving the Premises, Tenant must notify Landlord in writing of its requirement. Thereafter, Landlord shall review such requirement and inform Tenant of the associated costs which shall be borne solely by Tenant. Landlord shall furnish Premises with five (5) watts connected load per square foot at the time of the Commencement of this Lease. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined, and the estimated cost thereof is calculated, the amount of monthly Additional Rent payable pursuant to Paragraph 3 hereof shall be adjusted to reflect the additional cost, and shall be payable as therein provided.

           (iv) If the public utility rate schedule for the supply of electric current to the Building shall be increased during the term of this Lease, the Additional Rent payable pursuant to Paragraph 3 hereof shall be equitably adjusted to reflect the resulting increase in Landlord's cost of furnishing electric service to the Premises. It is the intention hereof that Landlord only recapture the charges payable by Tenant under Paragraph 3 and under no circumstances shall Landlord earn any profit thereof.

     (C) Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Any failure to pay any costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to rights herein granted for such breach.

     (D) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing services, nor shall any such failure, stoppage or interruption of any such service be construed either as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement. However, in the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable diligence to have service resumed promptly.

     (E) Notwithstanding anything hereinafter to the contrary, Landlord reserves the right from time to time to make reasonable modifications (Landlord shall endeavor to minimize the interference of Tenant's business) to the above provisions for utilities and services, provided that Tenant is able to conduct its business.

                             RULES AND REGULATIONS

                                  PARAGRAPH 10

     Tenant agrees to abide by all rules and regulations of the Buildings and Project ("Rules and Regulations") imposed by the Landlord as set forth in Exhibit "D" attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. These Rules and Regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Project, as may be necessary for the enjoyment of the Project by all tenants and their employees and invitees. Landlord shall not be liable for the failure of any tenant, its agents or employees to conform to the Rules and Regulations. Landlord agrees to enforce such Rules and Regulations equally among all tenants.

                          TAXES AND TENANT'S PROPERTY

                                  PARAGRAPH 11

     (A) Tenant shall be liable for and shall pay not later than ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes, levies and assessments on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord pays the taxes, levies and assessments, Tenant shall, upon demand, repay to Landlord the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment.

     (B) If Tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become as part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to "Building Standard" (as referred to in Exhibit "B-2") are assessed, then the real property taxes and assessments levied against Landlord or the Project by reason of such excess, assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph 11(A). If the records of the Tax Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than Building Standard, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

                              SUBSTITUTED PREMISES

                                  PARAGRAPH 12

     Landlord reserves the right without Tenant's consent on ninety (90) days' written notice to Tenant, to substitute other premises located within the one story Buildings controlled by Landlord in College Park at Forrestal Center for the Premises described above, provided, that the substituted premises:

          (i) contain at least the same contiguous square footage as the Premises;

          (ii) contain comparable electrical capacity, tenant improvements and an independent Tenant control of the HVAC system; and

          (iii) are made available to Tenant such that the Rent is at the then current rental rate for such space, in no event to exceed the rental rate specified herein.

     Landlord shall pay all reasonable out-of-pocket expenses of Tenant incidental to such substitution of premises, including packing and moving expenses, computer and telephone connection expenses, stationery, business cards, and brochure expenses. Landlord shall reimburse Tenant within thirty
(30) days of Landlord's receipt of actual invoices for the above-listed expenses. Landlord shall be responsible for ensuring that Tenant's modular systems furniture remains in as good of a condition following such relocation as it was prior to same (a walk-through inspection by both Tenant and Landlord prior to any relocation shall determine such furniture's prior condition).

                                FIRE OR CASUALTY

                                  PARAGRAPH 13

     In the event that the Premises (regardless of whether the Premises or access thereto is affected) are so damaged or destroyed to the extent of more than one-third of their replacement cost, or to any substantial extent by a casualty not covered by Landlord's insurance, or during the last two (2) years of this Lease, Landlord or Tenant, upon giving thirty (30) days' notice to the other, may elect to terminate this Lease. If the damage or destruction is other than as provided above, then Landlord shall commence within ninety (90) days after such damage or destruction to rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were delivered to Tenant, excluding the improvements owned by Tenant, and the Lease shall continue in full force and effect.

     Landlord shall in no event be obligated to make any repairs or replacements of any items owned by Tenant. If the Lease is not terminated but the Premises are rendered totally untenantable, Rent shall abate during the period of such untenantability. Tenant acknowledges (i) that Landlord shall not obtain insurance of any kind on Tenant's improvements and betterment to the Premises owned by Tenant or on Tenant's furniture, fixtures, equipment and other personal property, (ii) that it is Tenant's obligation to obtain such insurance at Tenant's sole cost and expense, and (iii) that Landlord not be obligated to repair any damage thereto or replace the same.

                                 EMINENT DOMAIN

                                  PARAGRAPH 14

     In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the power of eminent domain, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the event of any taking (in whole or part) of the Project whether or not the Premises or access thereto are affected thereby, Landlord shall have the right to terminate this Lease. Except as provided herein, Tenant shall not, because of any taking, assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with Tenant's use of the Premises, and Landlord does not terminate this Lease, Landlord shall proceed to restore the Premises (to the extent permitted by the taking) to substantially their condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Provided same shall not diminish Landlord's award in any way, nothing contained in this Paragraph 14 shall prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures owned by Tenant or for relocation expenses recoverable from the taking authority. In no event shall Landlord be required to expend more for restoration than received from the taking authority for such taking. For the purposes of this paragraph, "taking" shall also include any conveyance in lieu of condemnation.

                           ASSIGNMENT AND SUBLETTING

                                  PARAGRAPH 15

     (A) Except as provided in Subparagraph (G) below, Tenant shall not voluntarily or involuntarily assign, sublet, mortgage, or otherwise encumber all or any portion of its interest in this Lease or in the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Such attempted subletting, mortgage or other encumbrance without such consent shall be null and void and of no effect. It is conclusively recognized that with respect to any proposed sublet or assignment that Landlord will be acting reasonably in withholding its consent in the following instances (i) where the Rent per month of the proposed sublease or assignment is less than eighty (80%) of the average Rent per month Tenant is required to pay throughout the term of this Lease, (ii) the timing of the proposed sublet is such that the Premises are vacant for a period of greater than nine (9) months from the time the last of Tenant's employees have vacated the Premises to the date Tenant requests Landlord's consent to a sublease or assignment, (iii) the net worth of the proposed subtenant or assignee is less than $10,000,000.00 (unless Tenant produces security satisfactory to Landlord),
(iv) the proposed subtenant's or assignee's use is not in accordance with uses which are permissible by state and local zoning laws and/or Princeton University regulations affecting uses permitted in College Park at Princeton Forrestal Center. The above list of instances where the Landlord will be reasonable in withholding its consent to a proposed assignment or sublease is not exclusive.

     (B) No assignment, subletting, mortgage or other encumbrance of Tenant's interest in this Lease shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any subletting, assignment, mortgage or other encumbrance. Consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance.

     (C) If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall first notify Landlord of Tenant's desire to do so and shall submit in writing to Landlord no less than thirty (30) days prior to such assignment or subletting (i) the name of the proposed subtenant or assignee; (ii) the premises; (iii) the term and provisions of the proposed sublease or assignment and a copy of the proposed sublease or assign-ment; and (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.

     (D) At any time within thirty (30) days after Landlord's receipt of the information specified in subparagraph (C) above, Landlord may by written notice to Tenant, elect (i) to take from Tenant a sublease of the Premises or the portion thereof proposed to be subleased by Tenant, or to take an assignment of Tenant's leasehold estate hereunder, or such part thereof as shall be specified in said notice, upon the same terms as those offered to the proposed subtenant or assignee, as the case may be; (ii) to give Tenant written consent to the proposed assignment or sublease, provided that the Rent payable monthly by the Tenant to the Landlord under the terms of this Lease shall be increased by a sum equal to all rental and other considerations received by Tenant from its subtenant or assignee in excess of the Rent payable by Tenant under the terms of this Lease; or (iii) to terminate this Lease as to the portion (including all) of the Premises proposed to be subleased or assigned with a proportionate abatement in the Rent payable hereunder. If Landlord does not exercise any option set forth in this subparagraph (D) within said thirty (30) day period, Landlord shall be deemed to have refused to consent to the proposed assignment or sublease and this Lease shall remain in full force and effect.

     (E) If Tenant is a corporation, an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership, in the aggregate in excess of forty-nine (49%) percent, shall be deemed an assignment within the meaning and provisions of this Paragraph, provided that the foregoing shall not apply with respect to (i) any pledge of stock to an institutional lender, (ii) sales of stock pursuant to a Public Offering, (iii) any sales of stock where (a), (b) and
(c) immediately following all apply (a) the Seller is the Tenant, (b) the buyer of the stock is not an employee of the Tenant or an affiliate (as hereinafter defined) of an employee and (c) the buyer is paying in cash an amount which the Tenant reasonably certifies is fair market value for the stock, (iv) transfers of stock not in a merger or consolidation transaction for prices current in the market made while the Tenant's stock is publicly traded, (v) transfers of stock in a merger or consolidation transaction which the surviving entity has a net worth equal to the greater of $8,000,000.00 or the net worth of that entity which is the Tenant immediately prior to the consummation of the merger or consolidation transaction and the surviving entity assumes all obligations imposed by the Lease or that party to it who is the Tenant. "Affiliate" shall mean with respect to an entity or natural person any other natural person (who by himself or together with his spouse or children) or other entity that controls, is controlled by or is under common control with such, entity or natural person.

     (F) Tenant shall reimburse Landlord for Landlord's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change in ownership or hypothecation of this Lease or Tenant's interest in and to the Premises.

     (G) Tenant, if it is not then in default of this Lease may, without Landlord's consent but with notice to Landlord with such information as Landlord may reasonably request, sublet all or part of the Premises or assign this Lease to any parent or wholly-owned subsidiary of Tenant; provided, however, that Tenant shall at all times be and remain primarily and jointly liable under this Lease despite any such subletting or assignment.

                         LANDLORD'S ACCESS TO PREMISES

                                  PARAGRAPH 16

     Landlord reserves and shall at any and all times (having given notice except in the event of an emergency) have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers or tenants, to alter or repair the Premises or any portion of the Building or Project, all without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary temporary structures where reasonable required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages or any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed to be performed by Landlord.

                SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES

                                  PARAGRAPH 17

     (A) This Lease is junior, subject, and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments of any kind now covering the Project or any portion thereof. Landlord reserves the right to place liens or encumbrances on the Project or any part thereof or interest therein superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon request such further instruments evidencing such subordination of this Lease as may be reasonably requested by Landlord. Landlord will ask for a Non-Disturbance Agreement from its current and future mortgagees.

     (B) Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing and in form and substance satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Basic Annual Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Building or the Project or any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other encumbrancer thereof or any assignee of any such person.

     (C) Should any mortgage on the Property of which the Premises are a part be foreclosed, the Purchaser upon foreclosure of the lien of the mortgage shall have the right following foreclosure to preserve this Lease and the rights of the Tenant or any other person or entity having an interest in the Premises, and the Tenant shall attorn to such Purchaser at foreclosure and pay and perform its obligations under this Lease for the benefit of such Purchaser.

                                SALE BY LANDLORD

                                  PARAGRAPH 18

     In the event of a sale or conveyance by Landlord of the Project or any part thereof, the same shall operate to release Landlord from any and all liability under this Lease after the date of such conveyance of title. If any security deposit has been made by Tenant, Landlord shall transfer such security deposit to the purchaser,and thereupon Landlord shall be discharged from any further liability in reference thereto.

                   INDEMNIFICATION OF LANDLORD AND INSURANCE

                                  PARAGRAPH 19

     (A) Tenant shall indemnify, hold Landlord harmless from and defend Landlord against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys' fees, for any injury or damages to any person or property whatsoever when such injury has been caused in part or in whole by any act, neglect, fault, or omission of Tenant, its agents, servants, employees or invitees. Landlord shall indemnify, hold Tenant harmless from and defend Tenant against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys' fees, for any injury or damages to any person or property whatsoever when such injury has been caused in part or in whole by any act, neglect, fault, or omission of Landlord, its agents, servants, employees or invitees. This indemnity shall not require any payment by Landlord as condition precedent to recovery.

     (B) Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Tenant and Landlord as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord licensed in New Jersey and also having a policyholder's rating of not less than A- in the most current edition of Best's Insurance Reports, which afford the following coverage:

          (i)     Worker's Compensation           -- Statutory
                  Employer's Liability            -- Not less than $250,000

          (ii)    Comprehensive General           -- Not less than $2,000,000
                  Liability Insurance                Combined Single Limit
                  including Blanket                  for both bodily injury and
                  Contractual Liability              property damage
                  Broad Form Property Damage,
                  Personal Injury, Completed
                  Operations, Products Liability,
                  Fire Damage

          Landlord and its managing agent shall be named as an additional insured on all policies listed under (ii) above, and (iv) below.

          (iii) All Risk Property Coverage in an amount sufficient to cover the full cost of replacement of all improvements and betterment to the Premises owned by Tenant and all of Tenant's fixtures and other personal property.

          (iv) Rent Insurance and Business Interruption Insurance in an amount equal to the Basic Annual Rent and Additional Rent for a period of at least twelve (12) months commencing with the date of loss.

     (C) Tenant shall deliver to Landlord five (5) days prior to Tenant's occupancy such insurance required to be carried by Tenant and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Such certificate, with the exception of Worker's Compensation, shall expressly provide that the interest of Landlord therein shall not be affected by any breach by Tenant of any provision of any such policy. Further, all certificates shall expressly provide that no less than thirty (30) days prior written notice shall be given Landlord in the event of material alterations to or cancellation of the coverage evidenced by such certificates.

     (D) Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance in such limits as Landlord may require and such other hazard insurance as the nature and condition of the Premises may require in the sole judgement of Landlord, to afford Landlord adequate protection for said risks. Such increased amounts shall be comparable with those required by other landlords of comparable quality Princeton area office parks.

     (E)  Intentionally Blank

     (F) Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Paragraph 19. In the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as it deems adequate.

     (G) Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage endorsed thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

     (H) Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it. Such blanket policy shall contain an endorsement that names Landlord as an additional insured, references the Premises, and guarantees a minimum limit available for the Premises equal to the insurance amounts required in this Lease.

     (I) In the event Tenant fails to procure, maintain, and/or pay for the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, as additional rent, all sums so paid by Landlord together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease.

                             WAIVER OF SUBROGATION

                                  PARAGRAPH 20

     Tenant and Landlord each agree that the respective insurance carried by it against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its right of subrogation against the other party.

     Pursuant to the foregoing, Landlord and Tenant hereby waive all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. Landlord represents that it currently has and will maintain during the term of this Lease all risk property insurance for full replacement value of its property.

                                   NO WAIVER

                                  PARAGRAPH 21

     No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or for any subsequent breach by Tenant of the same or any other provisions. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Failure of Landlord to insist upon strict performance of any provision of this Lease shall not be deemed to be a waiver of such provision. No act or omission by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless confirmed by Landlord in writing. The delivery of the keys to an employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver of any of Landlord's rights unless such waiver is expressly stated in writing and signed by Landlord.

                                    DEFAULT

                                  PARAGRAPH 22

     (A) The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

          (i) Any failure by Tenant to pay the Rent or to make any other payment required to be made by Tenant hereunder within five (5) days of date due;

          (ii)   The abandonment of the Premises by Tenant;

          (iii) Any failure by Tenant to observe and perform any of its obligations under this Lease, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease) after Landlord has given Tenant written notice or such other notice as may be required by law;

          (iv) Tenant makes, or has made, or furnishes, or has furnished, any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished;

          (v) Any substantial portion of the assets of Tenant is transferred unless such transfer is incurred in the ordinary course of Tenant's business in good faith for fair equivalent consideration, and with Landlord's consent or unless the transfer is to an entity that pursuant to Article 15 is a permitted assignee of the Tenant's interest in this Lease;

          (vi) Tenant becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgement to exist against it which affects Tenant's ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), makes or proposes an assignment for the benefit of creditors or any class thereof for purposes of effecting a moratorium upon or extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceedings under any federal, state or other law for the relief of debtors;

         (vii) Tenant fails to obtain the dismissal, within sixty (60) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties, or fails actively to oppose any such proceedings, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

        (viii) Any receiver, trustee, or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant.

     (B) In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate the Lease, then Landlord may recover from Tenant:

          (i) any unpaid Rent which shall have accrued at the time of such termination; plus

          (ii) the entire amount of unpaid Rent for the balance of the term which amount shall, at Landlord's option, be immediately due and payable; plus

          (iii) any other amount necessary to compensate Landlord for Landlord's loss or damage caused directly or indirectly by Tenant's failure to perform its obligations under this Lease including, but not limited to, reasonable attorneys' fees and costs; plus

          (iv) at Landlord's election, such other amounts in addition to, or in lieu of the foregoing, as may be permitted from time to time by applicable law.

     (C) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter and to take possession of the Premises and to remove all persons and property from the Premises. Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Premises, to assure payment of the Rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of all personal property of Tenant found in or about the Premises including without limitation furniture and fixtures of Tenant and, to sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies due or becoming under this Lease, or to remove all such effects and store same in a public warehouse or elsewhere at the cost of and for the account of Tenant, or any other owner or occupant, Tenant hereby waiving the benefit of all laws exempting property from executing, levy and sale of distress or judgement. So long as no material default and breach of this Lease by Tenant as defined in Subparagraph (A) has occurred the Landlord will subordinate liens it has by virtue of this Subparagraph (C) or by statute or other law to the lien of an institutional lender who has made a bona fide loan to Tenant but only to the extent the liens of the Landlord attach to property of Tenant which property both (i) was or is purchased with the proceeds of such a loan and (ii) is the subject of a security interest in favor of the institutional lender.

     (D) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Paragraph 22, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in his sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

     (E) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable cost of such reletting, including but not limited to broker's commissions and reasonable attorneys' fees; third, to the payment of the cost of any alterations and repairs to the premises; fourth, to the payment of any Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should any such reletting result in the payment of rentals less than the Rent payable by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Tenant shall also pay Landlord as soon as ascertained, any reasonable costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     (F) No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting, elect to terminate this Lease for any such default.

                  RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT

                                 PARAGRAPH 23

     If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may but shall not be required to make such payment or do such act and charge to Tenant the amount of all costs in connection therewith including but not limited to reasonable legal fees and expenses incurred by Landlord, with interest thereon as provided in Paragraph 36 from the date paid by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute Additional Rent hereunder due and payable upon ten (10) days notice but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any other remedy to which Landlord would otherwise be entitled.

                                    NOTICE

                                 PARAGRAPH 24

     All notices which Landlord or Tenant may be required or may desire to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth in Item 15 of the Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other by written notice.

                           INSOLVENCY OR BANKRUPTCY

                                 PARAGRAPH 25

     In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

                            SURRENDER AND HOLDOVER

                                 PARAGRAPH 26

     (A) On the expiration or the sooner termination hereof, except for fire damage and/or casualty for which Landlord has insurance, Tenant shall peaceably surrender the Premises broom clean, in good order, condition and repair (ordinary wear and tear excepted). On or before the last day of the term or the sooner termination hereof, Tenant shall at its expense remove its trade fixtures, signs and other personal property from the Premises. Any property not removed shall be deemed abandoned and may either retained by Landlord as its property, or disposed of, without accountability and at Tenant's expense, in such manner as Landlord may determine. If the Premises are not surrendered at the end of the term or the sooner termination, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants found on such delay. Tenant shall promptly surrender all keys for the Premises and Building restrooms to Landlord at the place then fixed for payments of Rent. Tenant's covenants hereunder shall survive the expiration or termination of this Lease.

     (B) If Tenant holds over after the expiration or sooner termination hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only at two times the greater of (i) the Rent due hereunder of (ii) the then prevailing market rate rent, as determined by Landlord in its sole and absolute discretion, plus all items of Additional Rent provided herein, and either (i) or (ii) shall be prorated on a daily basis according to the number of days contained in the month that such expiration or earlier termination takes place, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's rights of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

                             CONDITION OF PREMISES

                                 PARAGRAPH 27

     Landlord's sole responsibility for preparation of the Premises will be as set forth in the Work Letter attached hereto as Exhibit "B-1" and if there is no Work Letter, Landlord's sole responsibility will consist of building of a demising wall and an entry door for Tenant. Landlord's responsibility for the preparation of the Premises as described above is hereinafter referred to as Landlord's Work. Except for Landlord's Work provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project for the conduct of Tenant's business.

                                QUIET ENJOYMENT

                                 PARAGRAPH 28

     Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be performed hereunder, Tenant shall have quiet enjoyment of the Premises for the entire term hereof, subject to all of the provisions of this Lease. This covenant shall be binding upon any Landlord hereunder only during its respective ownership of the Premises.

                      LIMITATION OF LANDLORD'S LIABILITY

                                 PARAGRAPH 29

     (A) Landlord and its employees and agents shall not be liable for any damage to Tenant's property entrusted to employees of Landlord or its agents, nor for any loss or interruption of Tenant's possession, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street, or sub-surface or from any other place or resulting from dampness or any other cause whatsoever in the Building or the Project. Landlord and its employees and agents shall not be liable for any property loss resulting from any latent defect in the Premises or in the Building.

     (B) Tenant shall look solely to Landlord's estate and property in the Project (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and not other property or assets of Landlord or Landlord's partners or members shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises.

                                 GOVERNING LAW

                                  PARAGRAPH 30

     This Lease shall be governed by and construed pursuant to the laws of the State of New Jersey.

                               COMMON FACILITIES

                                  PARAGRAPH 31

     Tenant shall have the non-exclusive right in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and serviceways and the other common facilities (except for parking spaces other than those provided for in Paragraph 39) in and adjacent to the Building or Project, as may be provided by Landlord from time to time for general use, subject to such rules and regulations as may be adopted by the Landlord including, but not limited to, the right to close from time to time all or a portion of said common facilities to such extent as may be legally sufficient, in Landlord's sole opinion, to prevent a dedication thereof or the accrual of rights to any person or to the public therein.

                             SUCCESSORS AND ASSIGNS

                                  PARAGRAPH 32

     Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Project as owner or lessee thereof, and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Project, but only with respect to the period commencing with its respective transfer in and ending with a subsequent transfer out, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A lease of Landlord's entire interest in the Project as owner or lessee thereof shall be deemed a transfer within the meaning of this Paragraph 32.

                                    BROKERS

                                  PARAGRAPH 33

     Tenant represents and agrees that it has not directly or indirectly dealt with any real estate broker(s) other than the firm(s) specified in Item 12 of Basic Lease Provisions in connection with this transaction. Further, Tenant covenants and agrees that with respect to any renewal or extension or expansion of this Lease, or with respect to any transaction by Tenant or its affiliates, successors or assigns with Landlord or 400 College Road Associates, Limited Partnership with respect to the leasing of space by Tenant either by original lease, renewal or expansion space within any buildings owned by Landlord or 400 College Road Associates, Limited Partnership within College Park at Princeton Forrestal Center in Plainsboro, New Jersey, that Tenant will pay all brokerage commissions or finders fees, commissions, fees or other remuneration claimed by any real estate broker or finder other than the firm(s) specified in Item 12 of the Basic Lease Provisions. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims for brokerage commissions or finder's fee arising out of or based upon any actions of Tenant with respect to any other broker or brokers other than the firm (s) specified in Item 12 of the Basic Lease Provisions with respect to the leasing of space by Tenant, either by original lease, renewal, or expansion space for any space including, but not limited to the Premises, leased by Tenant or its affiliates, successors or assigns from Landlord or 400 College Road Associates, Limited Partnership within the buildings owned by either of them at College Park at Princeton Forrestal Center in Plainsboro, New Jersey. The terms of this Paragraph will survive termination of this Lease.

                                     NAME

                                 PARAGRAPH 34

     Tenant shall not, without the written consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

                             EXAMINATION OF LEASE

                                 PARAGRAPH 35

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

                              ADDITIONAL CHARGES

                                 PARAGRAPH 36

          Any amount due from Tenant to Landlord which is not paid when due (including any applicable grace periods), in addition to other remedies available to Landlord, shall at Landlord's option bear interest which shall be at the lesser of (i) twelve (12%) percent per annum or (ii) the maximum lawful rate per annum, from the date such payment is due until paid, but the payment of such interest shall not excuse the cure of default. In addition to the foregoing, Landlord may also impose a late charge of two (2%) percent of the amount past due, and a charge for reasonable legal fees and costs.

                               MARGINAL HEADINGS

                                  PARAGRAPH 37

     The marginal headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                         PRIOR AGREEMENTS; SEVERABILITY

                                  PARAGRAPH 38

     This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                    PARKING

                                  PARAGRAPH 39

     Tenant shall have the right to the non-exclusive use of the number of parking spaces shown in Item 11 of Basic Lease Provisions. Tenant covenants and agrees to comply with all reasonable rules and regulation which Landlord may hereafter from time to time make to assure use of parking spaces by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance or breach by any other tenant of said rules and regulations.

                                   AUTHORITY

                                 PARAGRAPH 40

     Tenant represents that Tenant is authorized to do business in the State of New Jersey. Upon Landlord's request, Tenant's signatories hereto will furnish satisfactory evidence of Tenant's authorization and their authority to execute this Lease on behalf of Tenant.

                         NO LIGHT, AIR OR VIEW EASEMENT

                                  PARAGRAPH 41

     Any diminution or shutting off of light, air or view of any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

                                 FORCE MAJEURE

                                  PARAGRAPH 42

     Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay Rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, shortage of material, governmental preemption in connection with a national emergency or by reason of any rule, order or regulations of any governmental agency or by reason of war, hostilities or similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance as soon as possible. It is agreed that Landlord shall not be required to incur any overtime or additional expenses in Landlord's reasonable diligence to effect the performance of any of Landlord's obligations hereunder.

                                   ATTORNMENT

                                  PARAGRAPH 43

     If for any reason the leasehold estate of Landlord as Tenant under any underlying lease is terminated by summary proceedings or otherwise, Tenant will attorn to the Landlord under such underlying Lease and will recognize such Landlord as Tenant's Landlord under this (sub)lease. Tenant agrees to execute and deliver, at any time, and from time, to time, upon the request of Landlord or of the Landlord under any such underlying lease, any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints Landlord the Landlord under such underlying lease the attorney-in-fact, irrevocable, of Tenant to execute and deliver any such instrument for and on behalf of Tenant. Tenant further waives the provisions of any statute or rule of law now or election to terminate this (sub)lease or to surrender possession of the Premises in the event such underlying lease terminates or any such proceeding is brought by Landlord under such underlying lease, and agrees that his (sub)lease shall not be affected in any way whatsoever by any such proceeding or termination.

                         COMMON AREA MAINTENANCE COST

                                  PARAGRAPH 44

     Base Project Operating Expenses as defined in Paragraph 3 shall also include Landlord's costs and expenses incurred as Landlord's share of common area maintenance all as set forth in Article 29 of the underlying Land Lease between the Trustees of Princeton University as landlord and Landlord as tenant.

                   NOTICE REGARDING TENANT'S MOVING IN OR OUT

                                  PARAGRAPH 45

     Two days prior to any move into or out of the Premises, Tenant must notify National Business Parks, as Agent for College Road Associates, of the following: the name of the Moving Company, Moving Company representative in charge of the move, and Moving Company's phone number. All moves must be done during the work week (Monday through Friday, inclusive between the hours of 7:30 A.M. and 4:30 P.M.). No elevators will be available Saturday, Sunday or holidays or after 4:30 P.M. on other days. The insurance evidence in the form required by Paragraph 19 hereof must be delivered to Landlord prior to commencement of the Tenant's move into or out of the Premises.

                             FIRST OPTION TO RENEW

                                  PARAGRAPH 46

     Upon condition that Tenant is not in default in the payment of any Rent or other charge payable to Tenant under this Lease and not in default in the performance of any covenant or obligation to be performed by Tenant under this Lease and upon Tenant's giving Landlord nine (9) months notice in writing in the manner prescribed in Article 24 hereof prior to the expiration of the term hereof, Tenant shall have the option to renew and extend this Lease for an additional period of five (5) years, pursuant and subject to all terms, covenants, provisions, and conditions of this Lease, including, without limitation, the payment of all items of Rent as provided for hereunder, except that the Basic Annual Rent shall be adjusted to ninety-five percent (95%) of the then prevailing fair market rent for comparable space (excluding fixtures and improvements installed by Tenant after the Commencement Date) within Princeton Forrestal Center (including such concessions as free rent, tenant improvements and brokerage commissions, if applicable).

                            SECOND OPTION TO RENEW

                                 PARAGRAPH 47

     Upon condition that Tenant is not in default in the payment of any Rent or other charge payable to Tenant under this Lease and not in default in the performance of any covenant or obligation to be performed by Tenant under this Lease and upon Tenant's giving Landlord nine (9) months notice in writing in the manner prescribed in Article 24 hereof prior to the expiration of the first renewal term, Tenant shall have the option to renew and extend this Lease for an additional period of five (5) years, pursuant and subject to all terms, covenants, provisions, and conditions of this Lease, including, without limitation, the payment of all items of Rent as provided for hereunder, except that the Basic Annual Rent shall be adjusted to ninety-five percent (95%) of the then prevailing fair market rent for comparable space (excluding fixtures and improvements installed by Tenant after the Commencement Date) within Princeton Forrestal Center (including such concessions as free rent, tenant improvements and brokerage, if applicable).

                                  EXPANSION

                                 PARAGRAPH 48

     Upon condition that Tenant is not in default in the payment of Basic Annual Rent, Additional Rent or other charges payable by Tenant under this Lease and not in material default in the performance of any covenant or obligation to be performed by Tenant under this Lease and upon Tenant's giving Landlord notice in writing in the manner prescribed in Article 24 hereof, and Tenant requires a minimum of 25,000 rentable square feet of total space (representing a minimum of 7,000 additional rentable square feet), and Landlord, without having to relocate any other tenants within College Park at Princeton Forrestal Center, has such appropriate 25,000 or more rentable square feet that are contiguous and not subject to the rights of any other person or entity and not the subject of negotiations with any other prospective tenant ("New Premises") available in its buildings located within College Park at Princeton Forrestal Center, Landlord shall respond within fifteen (15) days to Tenant to advise Tenant that Landlord has such space. If Tenant elects to relocate to such space, Tenant and Landlord shall amend this Lease as follows:

          *  Premises to be changed to New Premises;

          * Landlord to provide an allowance (based upon the then prevailing allowances offered in the Princeton Forrestal Center relative to corresponding terms such as length of term, rental rate, etc...) to Tenant for the New Premises' construction improvements;

          * Any unamortized costs associated with the original Premises shall be spread over the term and rental rate associated with the New Premises. Such unamortized costs shall include the following: (i) any unamortized portion of the Tenant Improvements (ii) any unamortized portion of the brokerage commission associated with the original term of this Lease; (iii) the difference in Rent (based upon an average rate per square foot) which Landlord has received from Tenant at the time of Tenant's expansion from the Rent (based upon the average price per square foot over the term of this Lease) which Landlord would have received if Tenant had not expanded and had occupied the Premises for the entire original term of this Lease. The difference in Rent shall be amortized in the ensuing term for the New Premises in a time period not to exceed the balance of time remaining in the initial term for the Original Premises. For example: On the first day of the twenty-second (22nd) month of the Lease, Tenant notices Landlord of its need to expand; then Landlord (within fifteen (15) days) acknowledges that it has the space to accommodate such expansion ; the unamortized rent calculation shall be based on the following: Assume the New Premises are ready for occupancy ninety (90) days after Landlord has received such notice (first day of the twenty-fifth (25th) month). The calculation of the unamortized Rent will be as follows: First, there would have been sixty (60) months remaining in the initial term. Therefore Landlord has received Rent for only the first twenty-four (24) months - a total of $299,125.00 or an average of $8.31 per square foot per annum; the average price per square foot over the term of this Lease which Landlord would have received if Tenant had not expanded is $17.59 per square foot per annum (however, because of (i) and (ii) above, $200,000.00 for the initial tenant improvements and $100,000.00 for the brokerage commission associated with the initial term for the original Premises will be deducted - or $300,000.00/7 years/18,000 square feet = $2.38; therefore, $17.59 - $2.38 = $15.21). Therefore, the difference is $6.90 per square foot per annum, which must be amortized within the first sixty (60) months of the ensuing term for the New Premises ($6.90 x 18,000 sf / 12 (months per year) x 24 months) = $248,400.00; which must be amortized over the first sixty (60) months of the ensuing term for the New Premises.

     * The rental rate and term for the New Premises shall be based upon ninety-five percent (95%) of the then prevailing fair market value and length of lease term for comparable space within Princeton Forrestal Center, but shall not exceed $20.00 per square foot per annum if Tenant expands pursuant to this Paragraph 48 within the first five (5) years of the term of this Lease.

     If Landlord is unable to accommodate Tenant's expansion requirement, Tenant may elect to terminate this Lease by paying to the Landlord a sum equal to ninety percent (90%) of the balance of all Rent and Additional Rent remaining due to Landlord hereunder at the time of Tenant's noticing Landlord of its intent to terminate the Lease. If Tenant elects to terminate this Lease, Tenant must vacate the Premises within one-hundred and eighty (180) days after having submitted notice of its intent to do so. Any holdover thereafter is subject to the terms and conditions contained within Paragraph 26 of this Lease.

STATE OF NEW YORK  :
                   :ss
COUNTY OF NEW YORK :

     BE IT REMEMBERED, that on this ______ day of _______________, 1996, before me, the subscriber, a Notary Public of the State of _________________________________, personally appeared John Zirinsky, of Z
Forrestal Corp., the General Partner of Z Forrestal Center, L.P., the General Partner of College Road Associates, Limited Partnership, who, I am satisfied, is the person who has signed the within instrument, and he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said corporation made by virtue of authority from its Board of Directors.

                                       -------------------------------

STATE OF  :
          :ss
COUNTY OF :

     BE IT REMEMBERED, that on this ______ day of ________________, 1996, before me, the subscriber, a Notary Public of the State of __________________________, personally appeared ___________________________________________, president of
_________________________________________, who, I am satisfied, is the person who has signed the within instrument, and he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said corporation made by virtue of authority from its Board of Directors.

                                -------------------------------

                                 EXHIBIT B-1
                             LANDLORD'S WORK LETTER

     It is the intent of this Exhibit that Tenant shall be permitted reasonable freedom in the interior design and layout of its space, consistent with applicable building codes and sound architectural and construction practices in first class office buildings, provided that no interference is caused to the operation of the Building's mechanical, heating, cooling or electrical systems or other building operations or functions, and no increase in maintenance or utility charges will be incurred by Landlord. Any additional costs of design, construction, operation or maintenance which results from Tenant's deviations from Building Standard quantities or specifications shall be charged to Tenant.

A.  IMPROVEMENTS

     1. Landlord's Work: Landlord (in accordance with applicable building codes and regulations), at its sole cost and expense, shall furnish and install in or for the benefit of the Premises pursuant to the plans and specifications referred to below, the following:

     (a) For divided-floor tenancies, all walls separating the Premises from areas or from other tenant space.

     (b) Interior core improvements, including men's and women's toilet rooms, telephone closets, electrical closet, janitorial closet and core walls.

     (c) Those Building Standard improvements as shown in the list of allowances as detailed in Exhibit B-2, and indicated as shown in Exhibit "A".

     2. Landlord Allowance: Landlord will contribute $200,000.00 towards all Tenant Improvements in the demised Premises only. Landlord will inform Tenant of Landlord's cost to perform the work as shown in Exhibit "A", and if such cost exceed $200,000.00 and Tenant elects to have Landlord perform such work, Tenant shall pay to Landlord the excess over the Landlord's contribution ($200,000.00) in accordance with the payment schedule listed below. If the cost to perform such work is less than $200,000.00 the difference shall be credited toward Tenant's telephone and data installation.

     3. Tenant's Option to Perform Work: Landlord under the terms of this Lease will allow Tenant to perform its own work under the following conditions:

            A) Landlord has the exclusive option to either accept to perform the Tenant work upon the Tenant producing competitive bids from qualified and approved contractors, and provided the scope of the work is equal to all other bids. Tenant must submit to the Landlord its lowest bid price in the following manner.

                    1) Name of the general contractor indicating a lump sum bid and a bid breakdown of the general contractor's sub-contractors with their bid price.

                    Example:       Electrical:
                                   Name:  Contractor
                                   Bid Price:  Amount

                                   HVAC:
                                   Name:  Contractor

                                   Bid Price:  Amount

     For the purpose of this bid, the following general contractors are here-by approved:

     1.   Turner
     2.   Torcon Construction, Inc.
     3.   Lehrer, McGovern, Bovis
     4.   Gilbane Company

     * Note: Work must be performed with union labor of local jurisdiction, no outside local jurisdiction is approved under this Lease.

                    2) Landlord maintains the exclusive right to approve or disapprove any of the general contractors or sub-contractors, not listed above.


                    3) Landlord's Approval: Tenant's plan, as hereinafter defined, shall be subject to Landlord's prior written approval or disapproval within five days of the receipt of same. If Tenant's plan requires any variance or any modifications of any existing site plan, Tenant will be responsible for obtaining all approvals required at Tenant's sole cost and expense. Landlord will cooperate with Tenant in securing such approvals.

                    4) If Landlord elects to perform all of the Tenant work, then any cost above the Landlord's allowance will be paid for by the Tenant. Payments to the Landlord will be made as follows:

                         a) one third (1/3) at time of issuance of all building
                            permits
                         b) one third (1/3) when the work is 50% completed
                         c) one third (1/3) upon completion less 10% retainage

                    5) Base Building Changes: If Tenant Plan necessitates revisions in the design of the base building or necessitates changes in the construction of the base building for which Landlord has previously contracted, Tenant shall be responsible for all costs resulting from such design revisions or construction changes, including but not limited to architectural and engineering changes, and any special permits for fees attributed thereto. Before Landlord shall authorize such design and/or construction changes, Tenant shall pay Landlord the full cost attributable thereto. All costs will be paid to the Landlord with a 10% general condition and a 10% profit fee, above sub-contractors cost. Landlord will not proceed with any contract changes without prior written consent by Tenant and or its representative.

                    6) In the event that Tenant performs its own construction the payment of the Landlord's allowance will be paid to the Tenant in the same manner as indicated in A4.

     4. Landlord's Approval: Tenant's Plan, as hereinafter defined, shall be subject to Landlord's prior written approval. If Tenant's Plan requires any variance or any modifications of any existing site plan, Tenant will be responsible for obtaining all approvals required at Tenant's sole cost and expense.

B.   PLANS AND SPECIFICATIONS

     Tenant may use the services of the space planner retained by Landlord at no cost to Tenant, to prepare an initial space plan and one revision. Tenant may at its own expense employ other professional space planning assistance. If Tenant requests any additional work which is not provided in the Building Standard, Tenant shall be responsible for all costs resulting from such additional work, including but not limited to architectural and engineering charges, and any special permits or fees attributed thereto. In either event, both Landlord and Tenant shall conform with the applicable time schedule set forth below.



     1. Tenant Uses Landlord's Space Planner: Tenant shall devote such time in consultation with Landlord's space planner as shall be necessary to enable the latter to develop complete working drawings and specifications for Building Standard improvements for the Premises (which drawings and specifications are hereafter and in the foregoing Lease collectively called the "Tenant's Plan"), showing thereon partitions, hardware, electrical and telephone outlets and spacial requirements (if any), light fixture locations, wall finishes, floor coverings, for Tenant's review and approval. Upon such approval, Landlord will submit Tenant's Plan, including items of work above Building Standard Allowance, to Landlord's contractor for determination of the cost of such work. Such costs for items of work, if any, above Building Standard Allowance shall include the contractor's fee of 10% for overhead and profit and Landlord's fee of 10% to cover its costs in administering the work. After approval by Tenant of such costs and before Landlord shall order that any work be commenced, Tenant shall pay the first one third in accordance with the following:

          One third (1/3) at time of approval of costs.
          One third (1/3) when work is 50% completed.
          One third (1/3) upon completion.

     Tenant shall approve space plan and provide all information required for working drawings no later than 5 days upon receipt of same.

     The following maximum time periods shall be allowed for the following matters after the completion of the immediately preceding item:

                                                                  Business Days
                                                             Allowed to Complete

     (a)  Landlord to complete working drawings
          and specifications                                         20 days

     (b)  Tenant gives Landlord its approval of
          working drawings and specifications with any
          required changes                                            3 days

     (c)  Landlord quotes Tenant cost of work above
          Building Standard Allowance for non-standard
          items                                                       5 days

     (d)  Tenant reviews, approves excess cost and pays
          one third (1/3) thereof to Landlord                         3 days

     (e)  Landlord authorizes commencement of work                    1 day


     2. Base Building Changes: If Tenant Plan necessitates revisions in the design of the base building or necessitates changes in the construction of the base building for which Landlord has previously contracted, Tenant shall be responsible for all costs resulting from such design revisions or construction changes, including but not limited to architectural and engineering changes, and any special permits for fees attributed thereto. Before Landlord shall authorize such design and/or construction changes, Tenant shall pay Landlord the full cost attributable thereto which includes the contractor's fee of 10% for overhead and profit and Landlord's fee of 10% to cover its costs in administering the work.

C.   CONSTRUCTION

     1. By Landlord: All partitions, floors, ceilings, and doors shall be installed and all work involving or affecting the Building's mechanical, electrical systems shall be performed by Landlord's contractor. If any work is not performed by the Landlord during the course of this Lease, or is performed by Tenant's own contractors, a fee of 10% of the total cost will be paid to the Landlord (at the time of Landlord's approval) to cover the cost of coordination of Tenant's work.

     2. By Tenant: Finish work in the Premises other than work described in the preceding paragraph, may be done by Tenant, in compliance with the following:
          (a) No such work shall proceed without Landlord's prior written approval of (i) Tenant's contractor; (ii) detailed plans and specifications for the work; and (iii) a certificate of workman's compensation insurance in an amount and with a company and on a form acceptable to Landlord and a certificate of insurance in form and from an insurer acceptable to Landlord, showing Tenant or Tenant's contractor to have in effect public liability, comprehensive general liability and property damage insurance with limits of not less than $1,000,000/$2,000,000 and $1,000,000 respectively. All such certificates except worker's compensation shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant's contractor at all times during the performance of Tenant's work.

          (b) All such work shall be done in conformity with applicable codes and regulations of governmental authorities having jurisdiction over the Building and premises and with valid building permits and other authorizations from appropriate governmental agencies when required shall be obtained by Landlord's representative at Tenant's sole expense. Any work not acceptable to the appropriate governmental agencies or not reasonably satisfactory to Landlord, shall be promptly replaced at Tenant's expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor. Tenant agrees to save and hold Landlord harmless for said work as provided in the Lease.

          (c) Tenant and Tenant's contractors shall abide by all safety and construction laws, ordinances, rules and regulations. All work and deliveries shall be scheduled through Landlord. Entry by Tenant's contractors shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease. All Tenant's materials, work, installations and decorations of any nature brought upon or installed in the Premises before the Lease Commencement Date shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof. Tenant shall not employ any contractor who in Landlords' opinion may prejudice Landlord's negotiations or relationships with Landlord's contractors or subcontractors or the negotiations or relationship of those contractors or subcontractors with their employees, or may disturb harmonious labor relations.

          (d) Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of cleanup which fails to comply with Landlord's rules and regulations, or by reason of use of elevators outside normal working hours.

          (e) Tenant shall pay to Landlord a building service fee of ten percent (10%) of the total cost of Tenant's work not done by Landlord's contractor to cover Landlord's cost of coordination of Tenant's Work. Such building service fee shall be paid to Landlord at the time of Landlord's approval of Tenant's contractor(s) as provided in Paragraph 2(a) above.

          (f) Tenant's contractors shall not post any signs on any part of the Building or the premises.

          (g) Tenant shall, upon Landlord's request, provide Landlord with copies of bills and invoices for the cost of Tenant's Work hereunder.

     3. Tenant's Option to Use Landlord's Contractor: Tenant may elect to have any of the work described in Paragraph 2 done by Landlord's contractor at Tenant's expense.

     4. Changes: If there are any changes requested by Tenant, after approval of Tenant's Plan, Tenant shall be responsible for all costs including but not limited to permits and fees, architectural, engineering and related design expenses resulting from such changes. No such changes shall be made without prior written approval of Landlord. Landlord shall not be responsible for delay in occupancy by Tenant because of changes to plans after approval by Tenant as outlined above. Upon completion of such revised working drawings and specifications, Landlord shall notify Tenant in writing of the cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within (5) business days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization and payment in full of the total costs of such change, addition or deletion, Landlord shall not be obligated to continue work on Tenant's premises and may suspend work and Tenant shall be responsible and chargeable for any and all delays in the completion of the Premises resulting therefrom.

     5. Tenant's Inspection: Tenant is authorized by Landlord to make periodic inspections of the Premises during construction provided that such inspections are made during reasonable business hours and that Tenant is accompanied by a representative of the Landlord. Tenant shall advise Landlord immediately in writing of any objection to the performance of such work.


D.   ACCEPTANCE OF PREMISES

     When Landlord's Work and Tenant's Work is substantially completed in accordance with Tenant's Plan except for the punch list items the Premises and/or Additional Space shall be considered acceptable for occupancy. Within five (5) business days of Landlord's notice that Landlord's Work and Tenant's Work has been substantially completed, Tenant shall inspect the Premises and/or Additional Space, in the presence of Landlord and Landlord's contractor in order to establish a punch list of items to be completed or corrected.


E.   RESPONSIBILITY FOR DELAYS

     If Tenant shall cause any delay in the construction of the Premises, whether by reason of any failure by Tenant to comply with the applicable time schedule set forth in Paragraph B1, or by Tenant's requirement of materials or installations different from the Building Standard, or by delays in performance of completion by a party employed by Tenant, or by reason of building code problems arising from Tenant's design, or by reason of changes in the work ordered by Tenant, then notwithstanding the provisions of the Lease or any other provision of this Exhibit, any such delay in completing the Premises shall not in any manner affect the Lease Commencement Date of the Tenant's liability for the payment of rent set forth in the Lease.

F.   INCORPORATED IN LEASE

     This Agreement is, and shall be incorporated by reference in the Lease and all of the terms and provisions of said Lease are and shall be incorporated herein by this reference.

G.   BUILDING STANDARD ALLOWANCES

     Landlord, at Landlord's expense, except as otherwise expressly specified in this Exhibit B-1 and in the foregoing Lease, shall furnish and install in and to the Premises the following, all of which shall be of material, manufacture, design, capacity, finish and color of the Building Standard adopted by Landlord for the Building in accordance with the Tenant's Plan. The Building Standard Allowances as attached represents a maximum to be provided at no cost to Tenant. Tenant shall receive no credit for unused items.

H.   ELECTRICAL CONSUMPTION CALCULATION

     If Tenant's electrical requirements exceed power designed to be provided to the Premises, in order to accurately calculate the power consumed by Tenant, Landlord at its option may require Tenant to install at Tenant's cost a check meter. When no meter is required a survey of Tenant's electrical consumption will be made at Tenant's expense.


I.   FINAL PAYMENT OF EXCESS COSTS

     If prior to Tenant's occupancy of the Premises and/or Additional Space there is a default by Tenant in payment of the above, Landlord shall, in addition to all other legally allowable remedies, have the same rights as in the case of default in rent under the Lease. Tenant shall pay to Landlord the balance of all excess costs to complete Tenant's Work and the entire amount of any extra expenses incurred by Landlord.


                                 EXHIBIT B-2
                               BUILDING STANDARD

                                   300 SERIES

1.   PARTITIONS

     (a) Partitions within the Demised Premises shall have 5/8" gypsum board on each side of 2-1/2" metal studs, 24" on center, taped and spackled, to underside of finished ceiling. Partitions between the Demised Premises and corridor(s) and between the Demised Premises, any adjacent space shall have 5/8" fire code gypsum board, taped and spackled, on each side of 3-1/2" metal studs, 24" on center. Demising partitions and corridor partitions to have 1-1/2" (full thick) sound deadening insulation installed within from floor to underside of floor above.

     (b)       There will be no jogs, curves or angles in any partition.

     (c) Vinyl base 4" high to be on all partitioning and existing walls and columns.

2.   DOORS


     (a)       All frames to be 16 gauge, pressed steel, painted.

     (b) Doors within Demised Premises to be 3'-0" x 7'-0" nominal x 1-3/4" solid core oak, rift cut, matched finish. Doors to have fire rating as required by applicable codes.

3.   HARDWARE


     (a) Cylindrical latch sets, standard weight, on individual office doors within the Demised Premises.

     (b) Cylindrical lock sets, heavy duty, and closers on doors from corridor(s) on Demised Premises.

     (c) Lock sets and latch sets to be Schlage, Sargent, Yale, Russwin or equal, as selected by Landlord.

     (d)       All lock sets shall be keyed to the building master key system.



4.   ACOUSTICAL CEILINGS

     (a) Lay-in acoustic tile ceilings, within Demised Premises, shall be 24" x 48" regressed white mineral fiber, textured panels with white recessed "T"-spline, as selected by Landlord.

     (b)       Ceiling heights within Demised Premises to be nominal 9'-0".

     (c)       Direction of ceiling-grid to be as determined by Landlord.

5.   FLOORING

     Building standard carpet to be in all tenant areas where vinyl composition tile is not installed. All carpets will be selected from Landlord's samples, or of equal quality.

6.   PAINTING

     (a) Interior wall surfaces of gypsum board shall receive two (2) coats of flat latex paint, colors to be selected by Tenant from Landlord's samples.

     (b) All interior ferrous metal surfaces shall receive two (2) coats of alkyd semigloss enamel paint over shop-applied primer.

     (c) All wood doors to receive one (1) coat of sealer and two (2) coats of clear polyurethane satin varnish.

     (d) Paint manufacturers to be Pratt & Lambert, Devoe & Reynolds, Benjamin Moore, or approved equal, as selected by Landlord.

7.   WINDOW COVERING

     All exterior windows to receive building standard, narrow, horizontal aluminum slat blinds, Levelor or equal, as selected by Landlord.

8.   ELECTRICAL SPECIFICATIONS

     (a) Lighting - Provide 2' x 4' 3L - high efficiency open deep cell fixtures in regressed aluminum frame with air return feature.

     (b) Power - Wall mounted duplex receptacles must meet all applicable codes.

     (c) The average electric load of the Demised Premises shall not exceed five (5) watts per square foot for lighting and power in office areas. Landlord will provide available service of 200A 277/480V, 3 phase, for Tenant's exclusive use. All other switchgear required is a function of the work letter allowance.

     (d) Landlord shall initially provide and install lamps and ballasts. Replacement of same shall be by Landlord, at Tenant's expense.

9.   FIRE AND LIFE SAFETY FEATURES

     (a)       The Building is fully sprinklered in all areas.

     (b) Fire Alarm System consisting of manual pull boxes, annunciators, alarm bells, control panel, etc. shall be required per code.

     (c) Smoke detectors, ionization-type, in corridors, Tenant's space, electrical equipment rooms, elevator machine rooms and ductwork where the air quality is over 15,000 CFM. Firestats in the ductwork where air quality is less than 15,000 CFM.

     (d) Battery back-up shall be required in the Building to operate all emergency and exit lighting fixtures in public areas and fire alarm system.

10.  TELEPHONE WORK

     (a) The Landlord shall arrange with New Jersey Bell Telephone Company for telephone service within the equipment room in the Building's core.

     (b) All telephone work and wiring in partitions, floors and ceilings to be paid for by Tenant as arranged for by Tenant with any qualified installer selected by Tenant but approved by Landlord. Landlord will coordinate work with other trades as required. Completion or non-completion of the telephone work will not delay Tenant's acceptance of the Demised Premises or the payment of Rent. All electrical load centers, special wiring and plywood supplied by Landlord for telephone equipment shall be an extra cost to be paid by Tenant. Telephone company work is to meet all prevailing codes.

11.  HVAC SPECIFICATIONS

     (a) Heating, ventilation and air-conditioning system shall be capable of maintaining the following interior conditions, subject to governmental regulations:

               Summer - 75 degrees F (+2 degrees F) dry bulb and 50% relative humidity when outside temperature is 90 degrees F dry bulb and 75 degrees wet bulb.

               Winter - 68 degrees F when outside temperature is 14 degrees F.

     (b) The VAV system with roof top A/C unit will have automatic thermostats mounted in the rooms or open spaces within the Demised Premises.

     (c) The VAV units are connected to roof top A/C units with filters, mixing dampers and fan motor.

     (d) Tenant override timers and running hour meter will be provided in electrical closet for after hours use.

     (e) The air supply distribution of the HVAC system for the Demised Premises shall be based on five (5) watts per square foot of total electrical load for all purposes. Occupancy rate is based on one (1) person per 200 square feet.

     (f) All heating will be provided from the perimeter base board heaters via solid state controllers, from Building central system.

     (g) The control system for the heating will be by means of electric thermostats mounted in the rooms or open spaces within the Demised Premises as described in (11 b) interfaced with solar & ambient outdoor temperature sensors.

     (h) Zoning within Tenant's Demised Premises shall provide interior and perimeter zones. The number of zones, as determined by Landlord, shall be based on orientation and total area occupied with average zones as follows:

               Perimeter of areas - one (1) zone per 1,200 square feet

               Interior areas - one (1) zone per 2,000 square feet

               An average of 1 CFM per square foot will be delivered by the HVAC system within the Demised Premises. Diffusers supplying air will be spaced at 1 per 225 square feet.

     (i) If Tenant's equipment (i.e. computers, business machines, etc.) or special uses (i.e. conference rooms, mailrooms, lunch rooms, etc.) requires air-conditioning above and beyond Building Standard, as outlined, said additional air conditioning (including cost of operation as stipulated in the Lease) shall be paid for by Tenant. Any special exhaust requirements will also be paid for by Tenant.

                                  EXHIBIT "C"

                         COMMENCEMENT DATE MEMORANDUM



          THIS AGREEMENT made the ___ day of __________, 1996, by and between COLLEGE ROAD ASSOCIATES, LIMITED PARTNERSHIP ("Landlord") and
__________________________ , with an office at ______________________,
Princeton, New Jersey 08540 ("Tenant").

                                  WITNESSETH:

          WHEREAS, Landlord and Tenant entered into a lease dated ____________ ("Lease") setting forth the terms of occupancy by Tenant of a portion of a Building located at ___________________ , Princeton, New Jersey; and

          WHEREAS, the Lease is for a term of ______________, with the "Target Commencement Date" of the term being defined as _________________ in Basic Lease Provisions of the Lease; and

          WHEREAS, it has been determined that ___________________ is the actual Commencement Date of the Lease.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter set forth, it is agreed:

     1. The actual Commencement Date of the term of the Lease is __________________ and the termination date thereof is ______________________.

     2. This agreement is executed by the parties for the purpose of providing a record of the commencement and termination dates of the term of the Lease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.


                                         COLLEGE ROAD ASSOCIATES,
                                         LIMITED PARTNERSHIP

                                    BY:  Z FORRESTAL CENTER, L.P. Its Managing
                                         General Partner

ATTEST:                             BY:  Z FORRESTAL CORP., Its General Partner


BY:  ___________________      BY:  ______________________________________
     Name:                               Name:  John Zirinsky
     Title:                                     Title:         President


ATTEST:                             BY:  Voxware, Inc.



BY:  ____________________     BY:  ____________________________________
     Name:                               Name:
     Title:                                     Title:

                             RULES AND REGULATIONS
                                   Exhibit D

1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any of the tenants nor used by them for any other purpose than for ingress and egress to and from their respective offices, nor shall they be used as a waiting or lounging place for tenant's employees or those having business with tenants. The halls, passages, elevators, stairways and roofs are not for the use of the general public, and Landlord retains in all cases the right to control and prevent access to any part of said Building of all persons whose presence, in the judgement of Landlord or Landlord's employees, may be prejudicial to the safety, character, reputation or interests of the Building and its tenants. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by closing the doors or otherwise, for the safety of tenants and the protection of property in said Building. During other than business hours, access to the Building may also be refused, unless the person seeking admission is known by Landlord's agent in charge to have the right to enter the Premises therein or is properly identified. In addition, the production of a key to such premises may be required. Landlord shall in no case be liable in damages for the admission or exclusion of any person from said Building.

2. The floors, walls, partitions, skylights, transoms that reflect or admit light into passageways or into any place in said Building shall not be covered or obstructed by any of the tenants. The toilet-rooms, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals or refuse shall be thrown or placed therein. Any damage resulting from such misuses or abuse shall be borne and immediately paid by Tenant by whom or by whose employees it shall have been caused.

3. Nothing shall be placed by tenants or their employees on the outside of the Building.

4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of said Building, unless of such character, color, size and material and in such places as shall be first designated by Landlord in writing. A sign painter authorized by Landlord will do such work at Tenant's expense.

5. Tenant will see that the windows are closed and the doors securely locked each day before leaving the Building. Shades shall be of the material, style, form and color adopted by Landlord for the Building, and no tenant shall put up any that do not conform to such standards. Tenant shall have the right to remove such shades at the expiration of the lease.

6. Tenant, their employees or others shall not make or commit any improper noises or disturbances of any kind in the Building, nor smoke in the elevators, mark or defile the elevators, bathrooms or interfere in any way with other tenants or those having business in the Building. Tenants shall be liable for all damage to the Building done by their employees. Cigar & pipe smoking will not be permitted anywhere in the Building.

7. No carpet, rug or other article shall be hung or shaken out of any window, and nothing shall be thrown by tenants or tenants' employees nor be allowed by them to drop out of the windows or doors or down the passages or skylights of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls, elevators or stairways of the Building, or into any of the lightshafts or ventilators thereof.

8.  No animals shall be kept in or about the Premises.

9. If the tenants desire to introduce signalling, telegraphic, telephonic or other wires and instruments, Landlord will direct the electricians as to where and how the same are to be placed; and, without such direction, no placing boring or cutting for wires will be permitted. Landlord retains in all cases the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, to require the changing of wires and of their placing an arrangement underground or otherwise as Landlord may direct, and further to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish thereto; and, in the event of noncompliance by tenants or by those furnishing service by or using such wires or by others with the directions, requirements or rules, Landlord shall have the right to immediately cut, displace and prevent the use of such wires. Notice requiring such changing of wires and their replacing and rearrangement given by Landlord to any company or individual furnishing service by means of such wires to any tenant shall be regarded as notice to such tenants and shall take effect immediately. All wires used by tenants must be clearly tagged at the distributing boards and junction boxes and elsewhere in the Building and with the number of the office to which said wires lead and the purpose for which said wires respectively are used, together with the names of the company operating same.

10. A directory in a conspicuous place on the first floor, with the names of tenants, will be provided by Landlord at Landlord's expense.

11. No varnish, stain, paint, linoleum, oil-cloth, rubber or other air-tight covering shall be laid or put upon the floors; nor shall articles be fastened to or holes drilled or nails or screws driven into walls, doors or partitions; nor shall the walls, doors or partitions be painted, papered or otherwise covered or in any way marked or broken; nor shall any tenant use any other method of heating than that provided by Landlord; without the written consent of Landlord, which consent shall not be unreasonably withheld.

12. The delivery of materials and other supplies to tenants in the Building will be permitted only under the direction, control and supervision of the Landlord.

13.  The use of rooms as sleeping apartments is prohibited.

14. All entrance doors leading from the hallways are to be kept closed at all times.

15. For the protection of tenants, the Landlord reserves the right to refuse the admittance to the Building between the hours of 5:30 p.m. and 8:00 a.m., Monday through Friday, and from 1:00 p.m. Saturday to 8:00 a.m. Monday to any person not producing a key to such Tenant's office or suite and a pass issued by building management upon the direction of the tenant. Tenants will instruct the Building manager from time to time as to the number of persons to whom they desire passes issued for this purpose. It will be the responsibility of the Tenant to pick up any pass and key whenever the employment of the passholder is discontinued.

16. Tenants must use designated parking lots only during hours of building operation. Tenant parking is restricted to main lots and is not permitted in any other area whatsoever including visitor, delivery or fire lane areas. It is expressly prohibited to allow overnight parking or storage of vehicles used by employees or in the course of business without prior written consent of Landlord.

Violation of this parking regulation will result in removal of the vehicle at the sole cost of tenant.

17. Tenants must adhere to all recycling mandates (as they may be required by local and state laws), and Landlord's existing established procedure (s).

18.  No smoking is permitted in the Premises or any other part of the Building.

19. All deliveries to and/or from the Building must be coordinated with the Building's Management.

                                   EXHIBIT E
                                COLLEGE PARK AT
                          PRINCETON FORRESTAL CENTER

                           JANITORIAL SPECIFICATIONS

General Cleaning

     Cleaning Services provided five (5) days per week unless otherwise specified.

     Cleaning hours Monday through Friday, between 6:00 p.m. and before 8:00 a.m. of the following day.

     On the last day of the week work will be done after 6:00 p.m. Friday, but before 8:00 a.m. Monday.

     No cleaning on holidays.

I.   Office Area

     Furniture and fixtures within reach will be dusted and desk tops will be wiped clean. However, desks with loose papers on top will not be cleaned.

     Window sills and baseboards to be dusted and washed when necessary.

     Office wastepaper baskets will be emptied.

     Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to place such unusual refuse in trash cans.

     Cleaner will not remove or clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned. All kitchen cleaning by Tenant.

     Carpets will be vacuumed nightly.

     All tile floors will be vacuumed nightly and wet mopped weekly.

     Wipe clean all glass, brass and other bright work weekly.

     Dust all pictures, charts, wall hangings monthly that are not reached in nightly cleaning.

     Dust all vertical surfaces to include doors, bucks and partitions monthly.

     Dust all ventilating louvers and other such installations monthly.

II.  Lavatories

     All lavatory floors to be swept and washed with disinfectant nightly.

     Tile walls and dividing partitions to be washed and disinfected weekly.

     Basins, bowls, urinals to be washed and disinfected daily.

     Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

     Waste receptacles will be emptied and cleaned and wash dispensaries to be filled with appropriate tissues, towels, and soap nightly.

III. Main Lobby Elevators. Building Exterior and Corridors

     Wipe and wash all floors in Main Lobby nightly.

     Wipe and/or vacuum elevator floor nightly.

     Polish floors weekly in elevator.

IV:  All windows interior and exterior will be cleaned once a year.

V:   Tenant will comply fully with the New Jersey State Recycling Mandates.

                                 EXHIBIT "F"
                             Model Letter of Credit



___________________________
Name and address of issuing bank

________
Date

IRREVOCABLE LETTER OF CREDIT NO. _________

___________________________
Name and address of owner

Dear Sir:

At the request and for the account of ___________________________ located at
                             Name of Tenant
__________________(hereinafter called "Applicant"), we hereby establish our Irrevocable Address of Tenant

Letter of Credit No. _____ in your favor and authorize you to draw on us up to the aggregate amount of US $ _____________________________ available by your
draft(s) at sight drawn       Amount of Letter of Credit


on us and accompanied by the following:

A written statement by you that:

     (i)  "Applicant is in default under that certain lease, dated as of
                    ___________________ between you, as Landlord, and Applicant, a tenant Date of Lease (the 'Lease');" or


     (ii) "Applicant has failed to deliver timely a renewal Letter of Credit as provided in the Lease."

This Irrevocable Letter of Credit will duly honored by us a sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement.

We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at _____________ no later than ___________________________________,
it being a condition of this address of issuing bank          expiration date of
Letter of Credit

Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one year from the present and each future expiration date unless, at least sixty (60) days prior to the relevant expiration date, we notify you, by certified mail, return receipt period.

This Irrevocable Letter of Credit is transferable at no charge to any transferee.

This Irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary credits (1983-Rev) International Chamber of Commerce Publication #400.

Sincerely yours,



______________________________
Authorized Signature